EXHIBIT 23.1
              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report included (or included by reference) in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-61337 and 333-53547.

ARTHUR ANDERSEN LLP

West Palm Beach, Florida,
  March 30, 1999